UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

June 7, 2018

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2018 annual meeting of stockholders (the “Annual Meeting”) of Agile Therapeutics, Inc. (the “Company”) held on June 7, 2018, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of three directors to serve as Class I directors until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 2	The approval of the Company’s Amended and Restated 2014 Incentive Compensation Plan.

Proposal 3:	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 25, 2018 (the “Proxy Statement”).  Of the 34,248,268 shares of the Company’s common stock entitled to vote at the Annual Meeting, 30,694,832 shares, or approximately 89.62%, were represented at the meeting in person or by proxy, constituting a quorum.  The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following three directors to serve as Class I directors until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Al Altomari	22,455,300	1,351,390	6,888,142
John Hubbard, Ph.D., FCP	22,418,481	1,388,209	6,888,142
James P. Tursi, M.D.	21,378,336	2,428,354	6,888,142

Proposal 2:	Approval of the Amended and Restated 2014 Incentive Compensation Plan.

The Company’s stockholders approved the Company’s Amended and Restated 2014 Incentive Compensation Plan.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
17,469,283	6,243,908	93,499	6,888,142

Proposal 3:	Ratification of Appointment of Ernst & Young LLP.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
30,503,682	187,231	3,919

Item 8.01 Other Events

On June 7, 2018, the Company issued a press release announcing a corporate update and revised cash guidance.  In the press release, the Company announced that it submitted a formal dispute resolution request (“FDRR”) with the FDA’s Office of Drug Evaluation III (“ODEIII”) for Twirla® (AG200-15).  The dispute pertains to the determination from the FDA’s reviewing Division of Bone, Reproductive and Urologic Products that concerns surrounding the in vivo adhesion properties of Twirla prevent its approval and cannot be addressed through the Company’s proposed patient compliance programs.  The Company has requested a meeting with the ODEIII Director, which, according to FDA’s guidance, should occur within 30 days of the request.  After the meeting, the Director should provide a decision within thirty days.  Through the formal dispute resolution process, the Company has the ability to escalate its appeal to additional levels of FDA management, if necessary.

In the press release, the Company also announced a reduction in its workforce, which will result in the termination of approximately thirty percent of its employees. This workforce reduction, along with other reductions in its planned operating expenses, is designed to reduce operating expenses and preserve cash while the Company pursues formal dispute resolution.  The Company now expects that its cash and cash equivalents as of March 31, 2018, will be sufficient to meet its operating requirements into the second quarter of 2019.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release issued by Agile Therapeutics, Inc. dated June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: June 7, 2018	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer